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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

Marilyn Hawker, Inc., an Arizona corporation
NC Cash Management, Inc., a Delaware corporation
NC Resources, Inc., a Delaware corporation
NovaCare (Arizona), Inc., an Arizona corporation
NovaCare (Colorado), Inc., a Delaware corporation
NovaCare (Texas), Inc., a Texas corporation
NovaCare Easton & Moran Physical Therapy, Inc., a California corporation NovaCare Holdings, Inc., a Delaware corporation
NovaCare Management Company, Inc., a Delaware corporation
NovaCare Management Services, Inc., a Delaware corporation
NovaCare Rehab Agency of Amarillo, Inc., a Texas corporation
NovaCare Rehab Agency of Beaumont, Inc., a Texas corporation
NovaCare Rehab Agency of El Paso, Inc., a Texas corporation
NovaCare Rehab Agency of Las Vegas, Inc., a Nevada corporation
NovaCare Rehab Agency of Lubbock, Inc., a Texas corporation
NovaCare Rehab Agency of Northern California, Inc., a California corporation NovaCare Rehab Agency of Oklahoma, Inc., an Oklahoma corporation
NovaCare Rehab Agency of Oregon, Inc., an  Oregon corporation
NovaCare Rehab Agency of Reno, Inc., a Nevada corporation
NovaCare Rehab Agency of San Antonio, Inc., a Texas corporation
NovaCare Rehab Agency of San Diego, Inc., a California corporation
NovaCare Rehab Agency of Southern California, Inc., a California corporation NovaCare Rehab Agency of Washington, Inc., a Washington corporation
NovaCare Rehab Agency of Wyoming, Inc., a Wyoming corporation
SG Rehabilitation Agency, Inc, a Pennsylvania corporation
SG Speech Associates, Inc., a Pennsylvania corporation